As filed with the Securities and Exchange Commission on October 29, 2019

Registration No. 333-149704

Registration No. 333-54860

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

Form S-3

Registration Statement No. 333-149704

Form S-3

Registration Statement No. 333-54860

Under

The Securities Act of 1933

RUDOLPH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3531208
(State of Incorporation)	(I.R.S. Employer Identification No.)

16 Jonspin Road

Wilmington, MA 01887

(978) 253-6200

(Address, including zip code, and telephone number, including area code, of principal executive offices)

MICHAEL P. PLISINSKI

Chief Executive Officer

RUDOLPH TECHNOLOGIES, INC.

16 Jonspin Road

Wilmington, MA 01887

(978) 253-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), filed by Rudolph Technologies, Inc. (the “Company”) with the U.S. Securities and Exchange Commission:

•	Registration Statement on Form S-3 (File No. 333-149704), filed on March 13, 2008, registering 1,307,341 shares of the Company’s common stock, $0.001 par value (the “Common Stock”); and

•	Registration Statement on Form S-3 (File No. 333-54860), filed on February 2, 2001 and as amended on February 9, 2001, registering 4,025,000 shares of Common Stock.

On October 25, 2019, pursuant to the Agreement and Plan of Merger, dated as of June 23, 2019 (the “Merger Agreement”), by and among the Company, Nanometrics Incorporated, a Delaware corporation (“Nanometrics”) and PV Equipment Inc., a Delaware corporation and wholly owned subsidiary of Nanometrics (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Nanometrics, at which time the Company’s equity securities ceased to be publicly traded. In connection with the consummation of the Merger, the combined company changed its name to “Onto Innovation Inc.”

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements. The Company hereby removes from registration any and all securities registered under the Registration Statements that remain unsold as of the date hereof and terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Commonwealth of Massachusetts, on October 29, 2019.

RUDOLPH TECHNOLOGIES, INC.

By:	/s/ Michael P. Plisinski
Michael P. Plisinski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael P. Plisinski Michael P. Plisinski	Chief Executive Officer and Director	October 29, 2019

/s/ Steven R. Roth Steven R. Roth	Chief Financial Officer and Director	October 29, 2019

/s/ Robert A. Koch Robert A. Koch	General Counsel and Director	October 29, 2019